UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 26, 2025

EXOZYMES INC.

(Exact name of registrant as specified in its charter)

Nevada	001-42204	83-4550057
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 Royal Oaks Drive, Suite 106

Monrovia, CA 91016

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (626) 415-1488

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EXOZ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 — Entry into Material Agreement.

eXoZymes Inc. (the “Company”) has been selected to participate in the Meta-PURE initiative, a National Science Foundation (“NSF”) funded project under the CFIRE (Cell-Free Systems Toward Increased Range of Use-Inspired Applications) program aimed at transforming the scalability and accessibility of cell-free systems to expand real-world applications. The project coalition of partner enterprises is being led by The Georgia Institute of Technology. Meta-PURE will build a suite of standardized, interoperable ‘modules’ for cell-free biomanufacturing, enabling plug-and-play modules that can rapidly shift between use cases - from high-value nutraceuticals, to essential chemicals or pharmaceuticals. Meta-PURE is part of the CFIRE program and supported under Cooperative Agreement No. 2452482.

eXoZymes will serve as the key industrial partner with Meta-PURE, with an approximate $3 million share of the total project award of $9.2 million. The project will commence July 1, 2025, and will run for three years.

eXoZymes will develop a cell free ATP-generating module - essentially a cell-free power plant - that fuels different chemical production modules to be developed now and in the future, supporting cell-free manufacturing of several market-relevant targets. eXoZymes’s technology permits decoupling the power module from the production module, enabling faster reaction times, greater product yields, and making the development of production modules more accessible for our coalition partners across a broad spectrum of synthetic biology applications. The other coalition partners will develop targets spanning a wide range of complexity and markets, relying on eXoZymes’ plug-and-play cell-free power plant, which will be tested and optimized to both purified and lysate-based exozymes biosolutions to ensure compatibility and performance.

eXoZymes’ role also includes developing a production module for santalene, an extremely high-value fragrance compound, traditionally extracted from sandalwood for use in aromatherapy and traditional medicine formulations. Derivates of santalene have been investigated in pharmaceutical use cases.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibits	Description of Exhibit

99.1	Press release dated June 26, 2025 regarding participation in CFIRE program

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 26, 2025	EXOZYMES INC.

		By	/s/ Fouad Nawaz
Fouad Nawaz,
Vice President, Finance